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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Gameco, Inc. on Form S-4 of our report dated May 10, 2002, (which report expresses an unqualified opinion and includes an explanatory paragraph to describe the issuance of debt on February 8, 2002 and certain acquisitions occurring on February 22, 2002) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
May 14, 2002